SCHEDULE 14A INFORMATION
                                Proxy Statement Pursuant to Section 14(a)
                                  of the Securities Exchange Act of 1934
                                            (Amendment No.   )



Filed by the Registrant [x]
Filed by a Party other than the Registrant []

Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.142-11(c) or
Section 240.14a-12

                                         Excel Industries, Inc.

                             (Name of Registrant as Specified In Its Charter)

                                         Excel Industries, Inc.

                                (Name of Person(s) Filing proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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applies:

_________________________________________________________________

        2) Aggregate number of securities to which transaction applies:

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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:[FN]1

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<FN1> Set forth the amount on which the filing fee is calculated and state how it was determined.



[ ] Check box if any part of the fee is offset as provided by
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offsetting fee was paid previously.  Identify the previous filing
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
                                        NOTICE AND PROXY STATEMENT
                                      ANNUAL MEETING OF SHAREHOLDERS

                                          EXCEL INDUSTRIES, INC.


Notice of Annual Meeting

To the Shareholders of Excel Industries, Inc.:

        You are hereby notified that the Annual Meeting of Shareholders of Excel Industries, Inc., an Indiana corporation, will be held at the Weston Hotel & Convention Center, 2725 Cassopolis Street, Elkhart, Indiana, on Thursday, May 5, 1994 at 10:00 a.m. (Eastern Standard Time) for the following purposes:

        1.      To elect six (6) directors for a term of one year.

        2. To consider and act upon a proposal to approve the Excel Industries, Inc. 1994 Stock Compensation Plan.

        3. To ratify the appointment of Price Waterhouse as independent auditors for the current fiscal year ending December 31, 1994.

        4. To transact such other business as may properly come before the meeting.

        The shareholders of record at the close of business on March 11, 1994, are entitled to notice of and to vote at the meeting in person. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.



                                                         Joseph A. Robinson
                                                         Secretary

Elkhart, Indiana
March 28, 1994

                                           1994 PROXY STATEMENT


ANNUAL MEETING OF SHAREHOLDERS

        All shareholders of record on March 11, 1994, are entitled to vote at the Annual Meeting to be held at the Weston Hotel & Convention Center, 2725 Cassopolis Street, Elkhart, Indiana, on the fifth day of May, 1994 at 10:00 a.m. (Eastern Standard Time). All shareholders unable to attend such meeting who wish to vote their shares upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed, postage-paid envelope enclosed for your convenience. The proxy is revocable by you at any time before it is voted, and the signing of such proxy will not affect your right to vote in person if you attend the meeting. All proxies returned, and not so revoked, will be voted in accordance with their terms.

        As stated in the Notice, the matters to be considered at the meeting are the election of six directors, the approval of the Excel Industries, Inc. 1994 Stock Compensation Plan, ratification of the appointment of independent auditors, and the transaction of such other business as may properly come before the meeting.

        The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Corporation. The expense of the solicitation of the proxies for this meeting will be borne by the Corporation. The solicitation will be made through the use of the mails and by personal solicitation through regular employees of the Corporation who will not be additionally compensated therefor.

        The mailing address of the principal executive offices of the Corporation is Excel Industries, Inc., 1120 North Main Street, P.O. Box 3118, Elkhart, Indiana 46515-3118. This Proxy Statement and the enclosed form of proxy were first sent or given to shareholders on approximately March 28, 1994.


OUTSTANDING SHARES

        As of February 15, 1994, the Corporation had 10,577,936 common shares, without par value, issued and outstanding. Each shareholder is entitled to one vote upon any proposal submitted to the meeting for each share standing of record in his name on March 11, 1994.


PRINCIPAL SHAREHOLDERS

        Set forth below is certain information concerning the only persons known to the Corporation, as of February 15, 1994, to beneficially own 5% or more of the Corporation's outstanding common shares. The percentages set forth for the Convertible Note Holders in the column entitled "Percent of Class" are calculated by dividing the number of common shares listed for each Convertible Note Holder in the "Amount and Nature of Beneficial Ownership" column by the sum of (i) 10,577, 936 common shares outstanding on February 15, 1994, and (ii) the number of common shares which the particular Convertible Note Holder has a right to acquire. The percentages therefore represent the maximum percentage of outstanding common shares that a particular Convertible Note Holder would own if only that Convertible Note Holder, and no other, had converted the convertible notes held by it. The percentages set forth for the Common Shareholders are calculated assuming no conversion of any of the Convertible Notes. Accordingly, all of the percentages in this column, including in particular the percentages applicable to shareholders which do not hold any convertible notes, are higher than they would be if some or all of the outstanding convertible notes of the Corporation had been converted.

        Name and Address of                      Amount and Nature of                     Percent
         Beneficial Owner                        Beneficial Ownership                     of Class
COMMON SHAREHOLDERS
        Ford Motor Company                         1,509,927 shares<FN1,FN3>                14.3%
        The American Road
        P.O. Box 1899
        Dearborn, MI  48121

        Ford Motor Company Fund                    1,047,201 shares<FN2,FN3>                 9.9%
        The American Road
        P.O. Box 1899
        Dearborn, MI 48121

        J.P. Morgan & Co.,
        Incorporated                               1,210,000 shares<FN4>                      11.4%
        23 Wall Street
        New York, NY  10015

        NBD Bancorp, Inc.                           626,806 shares<FN5>                         5.9%
        611 Woodward Avenue
        Detroit, MI 48226

CONVERTIBLE NOTE HOLDERS
        CIGNA Corporation                            821,535 shares<FN6>                        7.2%
        One Liberty Place
        Philadelphia, PA  19101




        CIGNA Mezzanine Partners
        II, L.P.                                     693,308 shares<FN7>                        6.2%
        900 Cottage Grove Road
        Bloomfield, CT  06002

        Textron Investment
        Management Company, Inc.                     756,773 shares<FN8>                         6.7%
        40 Westminster Street
        Providence, RI  02903

        <FN1>Ford Motor Company ("Ford") has sole voting and investment power over the shares listed.

        <FN2>In a Schedule 13D dated January 20, 1994 and delivered to the Company, the Ford Motor Company Fund (the "Ford Fund") disclosed that it had acquired beneficial ownership of 1,047,201 common shares. The Ford Fund has sole voting and investment power over such shares.

        <FN3>On March 24, 1994, Ford and the Ford Fund sold all of their common shares of the Company. Because such sale was consummated after the record date for the Annual Meeting, under Indiana law Ford and the Ford Fund have the right to vote such shares at the Annual Meeting.

        <FN4>In a Schedule 13G dated December 31, 1993 and filed with the Securities and Exchange Commission (the "Commission"), J.P. Morgan & Co., Incorporated ("Morgan") disclosed that it and its subsidiaries had acquired beneficial ownership of 1,210,000 common shares. Morgan has the sole power to dispose of all such shares and sole power to vote 881,400 of such shares.

        <FN5>In a Schedule 13G dated February 11, 1994 and delivered to the Company, NBD Bancorp, Inc. ("NBD") disclosed that it had acquired beneficial ownership of 626,806 common shares. NBD has sole voting power with respect to 610,656 of such shares, sole investment power with respect to 601,806 of such shares, and shared investment power with respect to 25,000 of such shares.

        <FN6>Represents (i) 820,238 common shares which may be acquired on conversion of the convertible notes of the Corporation owned by Connecticut General Life Insurance Company ("CGLIC") (703,061
shares) and Life Insurance Company of North America (117,177 shares), two subsidiaries of CIGNA Corporation (collectively
"CIGNA") and (ii) 1,297 common shares indirectly owned by CGLIC.
CIGNA will have sole voting and investment power over any shares acquired upon conversion of such convertible notes. CIGNA disclaims beneficial ownership of the shares indirectly owned by CGLIC, but may be deemed to have shared voting and investment power with respect to such shares.

        <FN7>Represents common shares which may be acquired on
conversion of convertible notes owned by CIGNA Mezzanine Partners II, L.P. ("CMP"). CIGNA is the ultimate parent of the general partner of CMP. CMP will have sole voting and investment power over any shares acquired upon conversion of such convertible notes.

        <FN8>Represents common shares which may be acquired on
conversion of convertible notes owned by The Paul Revere Life Insurance Company (227,032 shares), The Paul Revere Protective Life Insurance Company (90,812 shares), Balboa Insurance Company (60,542 shares) and the Textron Collective Inv. Trust Fund B (378,387 shares), all of which are affiliates of Textron, Inc., the parent company of Textron Investment Management Company, Inc. ("TIMC"). TIMC is an investment adviser and will have sole voting and investment power over any shares acquired upon conversion of such convertible notes.

ELECTION OF DIRECTORS


        Effective March 25, 1994, the Board of Directors of the Corporation fixed the number of members of the Board at six (6). Six persons, all of whom are members of the present Board, are nominees for election at the Annual Meeting as directors to hold office until the next Annual Meeting or until their successors have been elected. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for those six persons. The six persons elected will comprise the entire membership of the Board of Directors of the Corporation. There will not be cumulative voting for the election of directors. If any nominee shall be unable to serve, an event which the Board of Directors does not anticipate, the proxy shall be voted for the person designated by the Board to replace such nominee.

        With respect to each of such nominees, the following information is furnished:

        JAMES J. LOHMAN, 52, has been the Chairman of the Board of Directors since 1985 and Chief Executive Officer since 1983. He joined the Company in 1964, was Group Vice president from 1978 to 1981 and was President from 1981 to 1992. He has been a director of the Company since 1978.

        JAMES O. FUTTERKNECHT, JR., 47, joined the Company in 1970, was Vice President-Corporate Sales from 1976 until 1984, was Vice President-Automotive Products from 1984 until 1987, was Vice President-Automotive Sales and Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as a director in 1992.

        JOSEPH A. ROBINSON, 55, joined the Company as Secretary, Treasurer and Chief Financial Officer in December 1991, and was appointed as a director in 1992. Prior to that time, he was employed by The Standard Products Co., a manufacturer of automotive parts, as Vice President from 1990 to 1991 and as Vice President-Finance from 1976 to 1990.

        DR. JOHN G. KEANE, 63, has been a director since September 1992. He has been Dean and Professor of Strategic Management of the College of Business Administration of the University of Notre Dame since 1989. From 1984 to 1989, Dr. Keane was the director of the United States Census Bureau.

        JAMES K. SOMMER, 61, has been a director since 1989.  Mr.
Sommer has been a member of the law firm of Sommer & Barnard, PC, Indianapolis, Indiana, since 1969.

        RALPH R. WHITNEY, JR., 59, has been a director since 1983 and was Chairman of the Board from 1983 to 1985. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Co., a New York, New
York financial intermediary and private investment banking firm, since 1971. Mr. Whitney is also a director of Adage, Inc., IFR Systems, Inc., Selas Corporation of America, Baldwin Technologies, Inc. and Keene Corporation.


COMPENSATION OF DIRECTORS

        Directors of the Corporation who are not officers receive $16,000 per year payable quarterly plus $1,000 per board and $600 per committee meeting attended. In addition, such directors receive $500 per day while working on special assignments. Directors who are officers of the Corporation receive no fees for serving as directors.


BOARD MEETINGS AND COMMITTEES

        The Board of Directors met seven times in 1993. The Board has an audit committee and a compensation committee, but does not have a nominating committee.

        The purpose and functions of the audit committee are to recommend the engagement or discharge of independent auditors; to review year-end financial statements prior to issuance; to review the services from time to time being performed by the independent auditors, including non-audit services; and to make appropriate reports and recommendations to the Board of Directors. Messrs. Whitney, Sommer and Keane are the members of the audit committee. The audit committee met three times during the year.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Whitney and Sommer are members of the compensation committee. The compensation committee formulates executive compensation policy for the Company, and determines, subject to Board review and approval, the compensation of all executive officers. In addition, if the 1994 Stock Compensation Plan is adopted, the Committee will be charged with its administration. The compensation committee met one time in 1993.

        The law firm of Sommer & Barnard, PC, of which Mr. Sommer is a member, serves as legal counsel for the Corporation.


SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of February 15, 1994, information regarding the beneficial ownership of common shares of the Corporation by each director of the Corporation, each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as group.

                                                 Amount and Nature of                     Percent of
Name of Beneficial Owner                         Beneficial Ownership                        Class
James J. Lohman                                          187,369<FN1>                         1.8%

James O. Futterknecht, Jr.                                33,354                               *

Joseph A. Robinson                                           203                               *

John G. Keane                                                500                               *

James K. Sommer                                            3,501                                   *

Ralph R. Whitney, Jr.                                     20,000                                   *

Louis R. Csokasy                                          11,718<FN2>                              *

James E. Crawford                                          5,872<FN3>

All Executive Officers and
Directors as a Group (eleven
persons)                                                 282,382<FN4>                              2.7%

*Less than one percent

        <FN1>Includes 64,494 shares owned by Mr. Lohman's wife, and
6,000 shares owned by Mr. Lohman's child. Mr. Lohman disclaims beneficial ownership of shares owned by his wife and child.

        <FN2>Includes 2,000 shares owned by Mr. Csokasy's minor child, as to which Mr. Csokasy disclaims beneficial ownership.

        <FN3>Includes 457 shares owned by Mr. Crawford's wife, as to which Mr. Crawford disclaims beneficial ownership.  Also includes
275 shares held for Mr. Crawford's account in the Corporation's
Employee Stock Purchase Plan.

        <FN4>Includes shares owned by spouses and minor children,
whether or not beneficial ownership is disclaimed, and 19,250 shares subject to options held by an executive officer.

                                    COMPENSATION OF EXECUTIVE OFFICERS


Summary Compensation Table

        The following table shows the compensation for the past three years of each of the Corporation's five most highly compensated executive officers, including the Chief Executive Officer.

                                             SUMMARY COMPENSATION TABLE
                                                ANNUAL COMPENSATION
    Name and                                                         Other Annual             All Other
Principal Position      Year        Salary($)        Bonus($)        Compensation($)    1 Compensation($)<FN2>
James J. Lohman         1993        328,000          307,500             4,730               5,396
Chairman of the         1992        298,000          205,397             4,581               5,237
Board and CEO           1991        276,000              -0-             3,195               2,543

James O.                1993        270,000          258,125             2,455               5,396
Futterknecht, Jr.       1992        214,000          147,498             1,696               5,237
President and Chief     1991        180,000              -0-               912               2,543
Operating Officer

Joseph A. Robinson<FN3> 1993        160,000           100,000            2,462               5,302
Secretary, Treasurer    1992        135,500           62,033             9,259                 -0-
and CFO                 1991         11,250              -0-               -0-                 -0-

Louis R. Csokasy        1993        133,000           83,125             2,217               4,440
Vice-President          1992        121,000           55,600             1,293               4,848
Engineering and         1991        112,000              -0-             1,364               1,760
Quality

James E. Crawford       1993        131,000           81,875             2,497               4,380
Vice President -        1992        121,000           55,600             2,718               4,848
Product Development     1991        116,000              -0-             1,940               1,847
and Value Engineering



        <FN1>Represents reimbursements to the named executive officers for payment of income taxes.

        <FN2>Represents contributions by the Corporation to the
accounts of each of the named executive officers in the Corporation's deferred compensation and savings plan.

        <FN3>Mr. Robinson joined the Corporation in December 1991.

Pension Plan

        Set forth below is a table showing the estimated annual benefits payable upon normal retirement under the Corporation's pension plan (the "Pension Plan") for various compensation and years-of-service classifications, assuming the current maximum FICA wage base of $60,600 remains unchanged.


Final Avg.                               Credited Years of Service
Earnings
                            15              20              25               30            35
$ 50,000                 $ 8,373         $11,164         $13,955          $16,746       $19,537
$100,000                 $18,373         $25,164         $31,455          $37,746       $44,037
$150,000<FN1>            $29,373         $39,164         $48,955          $58,746       $68,537

<FN1>   Effective January 1, 1994, this is the maximum amount of final average annual earnings upon which benefits may be computed under the Employee Retirement Income Security Act of 1974, as amended by the Omnibus Budget Reconciliation Act of 1993. As of December 31, 1993, Messrs. Lohman and Futterknecht had accrued benefits in excess of those permitted to be accrued under current law. On retirement, Messrs. Lohman and Futterknecht will be entitled to receive benefits equal to the greater of (i) the benefits they had accrued as of December 31, 1993, or (ii) benefits calculated using $150,000 as the maximum final annual average earnings and their credited years of service at retirement.

        Benefits under the Pension Plan are, subject to certain limitations, equal to the number of years of credited service times the sum of .75% of final average earnings and .65% of final average earnings in excess of the "breakpoint." The term "breakpoint" is defined as an annual amount equal to 36% of the maximum FICA wage base in effect for the preceding year. Final average earnings are generally defined as a participant's average annual earnings for the five consecutive calendar years of highest earnings during the 15 years prior to the earlier of retirement or termination of employment. Such earnings include the salaries and bonuses reported in the Summary Compensation Table. The benefits are not subject to any deduction for Social Security or other offset amounts. The credited years of service for the individuals listed in the Summary Compensation Table are as follows: Mr. Lohman - 19; Mr. Futterknecht - 23; Mr. Robinson - 1; Mr. Csokasy - 21; and
Mr. Crawford - 15.


DEFERRED COMPENSATION PLANS

        To supplement the benefits under the Pension Plan for its senior executive officers, the Corporation has adopted its 1989 Deferred Compensation Plan (as amended, the "1989 Plan"). Messrs. Lohman, Futterknecht and Crawford are participants in the 1989 Plan.

        A participant in the 1989 Plan retiring at age 62 or later will receive a benefit of monthly payments for life, commencing at retirement, with a minimum of 120 monthly payments assured. Each monthly payment will be equal to one-twelfth of 75% (85% for all persons who were participants prior to December 1, 1993) of the participant's three-year final average base salary (not including bonuses), offset by (i) the participant's Pension Plan benefits, adjusted for commencement at age 62, payable for life, and (ii) 50% of the participant's primary Social Security benefit payable at age 62 (whether or not commencement at age 62 is actually elected) and
(iii) with respect to individuals who first become participants on or after December 1, 1993, by the amount of any benefits payable from any other employer's qualified defined benefit plan or any other plan supplementing such a plan. A participant is entitled to elect early retirement under the 1989 Plan. Benefits for early retirees are calculated in the same manner as for retirement at age 62, except (i) the percentage of the three-year final average base salary is reduced by one-quarter of one percent for each month retirement occurs prior to age 62, (ii) the offset for pension plan benefits is adjusted downward to the amount payable to the retiree in the event immediate commencement (payable for life) is elected (whether or not actually elected), and (iii) there is no offset for Social Security until the participant reaches age 62. Payments to early retirees commence on the later of the date of retirement or the date the participant attains age 55. If a participant dies before retirement, his or her designated beneficiary is entitled to 120 monthly payments determined as if the participant elected retirement on the day before death, except that payment of benefits commences immediately regardless of the participant's age at death.

        Effective October 1, 1991, the Corporation entered into a Supplemental Deferred Compensation Agreement (the "Supplemental Plan") with James J. Lohman. The Supplemental Plan augments the benefits to be received under the 1989 Plan in certain circumstances. Under the Supplemental Plan, Mr. Lohman is entitled to receive, commencing on the date he begins receiving benefits under the 1989 Plan and continuing until his benefits under the 1989 Plan cease, an amount equal to the reduction in his benefits under the 1989 Plan resulting from his retirement before attaining age 62. The Supplemental Plan also provides for payment of benefits to Mr. Lohman, prior to attaining age 55, if he retires by reason of illness, from the date of his retirement until he begins receiving benefits under the 1989 plan (which will occur at the earlier of his attaining age 55 or his death). The amount of the benefits to be paid is equal to the amount of benefits which Mr. Lohman would be entitled to receive under the 1989 Plan upon retirement at age 55 (based on his average base salary at the time of retirement) reduced by one-quarter of one percent for each month retirement occurs prior to age 55. "Illness" means a physical condition verified in writing by a physician and determined by Mr. Lohman, in good faith, to render him unable to perform his duties in a manner consistent with his past services to the Corporation.

        The Corporation has established the Excel Industries, Inc. Executive Compensation Trust (the "Compensation Trust") as a depository arrangement whereby the Corporation sets aside cash and other assets to be accumulated and distributed to participants in the 1989 Plan and the Supplemental Plan as benefits thereunder become payable. The Compensation Trust is not intended to and does not fund the 1989 Plan and the Supplemental Plan. The assets held in the Compensation Trust are at all times subject to the claims of the Corporation's creditors. The Compensation Trust may be revoked by the Corporation's Board of Directors at any time prior to a "Change in Control" (as defined below) of the Corporation. After a Change in Control or a failure of the Corporation, after 30 days written notice, to pay benefits under the 1989 Plan or the Supplemental Plan, the Compensation Trust becomes irrevocable and the Corporation generally may not recover any part of the corpus or income of the Compensation Trust for any purpose other than providing payments to participants in the 1989 Plan and the Supplemental Plan, and administering the Compensation Trust.

        A "Change in Control" occurs under the Compensation Trust agreement upon the happening of any of the following: (i) the consummation of a merger or consolidation of the Corporation with any other entity resulting in holders of the Corporation's voting capital stock receiving less than fifty percent of the voting capital stock of the surviving entity; (ii) the sale, lease, exchange or transfer of all or substantially all of the Corporation's assets; (iii) the approval by the Corporation's shareholders of any plan or proposal for the liquidation or dissolution of the Corporation; (iv) the acquisition by any person, other than a Trustee of any employee benefit plan of the Corporation, after the execution of the Compensation Trust agreement of thirty-five percent or more of the outstanding voting power of the Corporation's securities; or (v) a change in a majority of the directors of the Corporation in any period of less than two years, not counting persons elected or nominated by a vote of two-thirds of the directors in office at the beginning of such period or whose election or nomination was previously so approved.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


        The Compensation Committee of the Board of Directors of the Company (the "Committee") formulates executive compensation policy for the Company and determines, subject to Board review and approval, the compensation of all executive officers of the Company, including the Chief Executive Officer and the other executive officers named above. The Committee is comprised of nonemployee directors.

        BROAD POLICY CONSIDERATIONS. Before making any determinations as to 1993 executive compensation, the Committee concluded that the following broad compensation policies should be followed:

        1. Executive compensation must be competitive. This policy was considered to be critical in order for the Company to attract and retain qualified management personnel.

        2. Executive compensation should be based upon Company performance with emphasis on shareholder return.

        3. The setting of executive compensation needs to be fair and needs to take into account the business reality that there are significant factors affecting Company performance which are outside of management's control.

        4. Executive compensation ought to be incentive based. There should be opportunities for substantial bonuses based upon Company performance.

        COMPENSATION PROGRAMS. The Committee recognized that such policy considerations were consistent with the policies the Board as a whole had applied in setting then existent compensation as evidenced, in part, by the Company's existing Incentive Compensation Plan (the "Incentive Plan"). The Committee concluded that the Incentive Plan should be continued as a complement to base salaries. The Committee also carried forward the Company's historic practice of primarily focusing on cash compensation in the forms of salary and bonuses rather than opportunities for additional equity participation such as stock options, a carry over from the equity participation of management in the acquisition company which was merged into the Company in 1983. During the course of the year, the Committee recognized that management changes and additions may have obsoleted that restrictive focus, and in December 1993, recommended adoption of the 1994 Stock Compensation Plan. However, for 1993, the compensation programs remained limited to cash compensation in the form of salary, bonuses and deferred compensation.

        BASE SALARY. In determining 1993 base salaries for executives, emphasis was placed on a comparison of each individual's salary to the salaries received by individuals in similar positions in other companies of comparable size and line of business based upon available salary survey information and other published materials. The Committee also considered the recommendations of the Chief Executive Officer as to salaries other than his own. Individual performances as well as the Company's performance compared to financial objectives also were considered.

        INCENTIVE COMPENSATION. Bonus opportunities as a percentage of gross salary were established for four levels of employees. The Committee determined that the bonus formula under the existing Incentive Plan should be continued. Under the Incentive Plan, a target after-tax return on shareholders' equity was established as the return required in order for employees to achieve 100 percent of their respective bonus opportunities. In considering the reasonableness of such targeted return on shareholders' equity, available information regarding the median return on equity achieved by Fortune 500 companies in the motor vehicle and parts business during the years 1988 through 1991 had been considered by the Board. The Board also took into account the average return on equity which had been achieved over a five-year period by a leading competitor. In determining not to revise the targeted return on equity in the Incentive Plan, the Committee reviewed a three year summary reflecting the return on average shareholder equity for eight companies in addition to the Company. In the event a return on shareholders' equity in excess of the targeted return is achieved, higher bonuses, up to a maximum of 150 percent of the bonus opportunities can be earned. Thus, consistent with the policy of emphasizing incentives/rewards based upon performance, relatively high potential bonuses, taken as a percentage of total compensation, can be and were awarded to employees covered by the Plan.

        DEFERRED COMPENSATION. The policy which the Board has applied with regard to deferred compensation is to have a competitive plan designed to encourage key employees to remain with the Company.

        CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of the Chief Executive Officer essentially reflects consideration and application of the same policies and factors described above. In particular, as to Mr. Lohman, consideration was given to the leadership skills consistently demonstrated by him; the responsi-bilities imposed on him; and a comparison of his compensation to the compensation paid to chief executive officers of similarly situated companies. Mr. Lohman's bonus was based upon the after tax return on equity of the Company during 1993 as compared to the target return set forth in the Incentive Plan.

        OTHER. The Committee believes that, other than tax-favored compensation such as incentive stock options, executive compensation should be structured and limited to the extent necessary to preserve the tax deductibility of the compensation paid by the Company (except in extraordinary or unforeseen circumstances). The 1994 Stock Compensation Plan has been structured to meet that goal with respect to any options granted under such plan.









        MEMBERS OF THE COMPENSATION COMMITTEE:

                                              James K. Sommer
                                           Ralph R. Whitney, Jr.


Performance Graph

        The following graph compares the cumulative total shareholder return on the Corporation's common shares, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the cumulative total return on the common stock of two peer groups of automotive parts manufacturers. Peer Group No. 1, information for which appeared in the performance graph in the Company's proxy statement for the 1993 annual meeting of shareholders, includes the following companies: Allen Group, Amcast Industrial Corporation, Automotive Industries, Inc.,
Donnelly Corporation, Douglas & Lomason Company, Modine
Manufacturing Company, and The Standard Products Co.  Peer Group
No. 2 includes the companies included in Peer Group No. 1 and the following additional companies: Cooper Tire & Rubber, Dana Corp., Echlin, Inc., Genuine Parts, Goodyear Tire & Rubber, Johnson
Controls Corporation, Masco Corp., Snap-on Tools, and Timken Co.
The Company believes that Peer Group No. 2, because of its broader base, is a better comparison of performance in the automotive parts industry and is less likely to be distorted by the extraordinary performance of one or two companies.


                                   COMPARISON OF CUMULATIVE TOTAL RETURN

                   1988    1989     1990      1991      1992     1993
Excel            $100.00  $ 85.41  $ 88.75   $ 69.31   $161.06  $175.76

S&P500            100.00   131.69   127.60    166.47    179.15   197.21

Peer
Group #1          100.00    92.03    78.38    132.93    182.12   257.36

Peer
Group #2          100.00    98.72    78.61    120.66    154.35   189.67

                                       ASSUMES $100 INVESTED ON DECEMBER 31, 1988
                                     TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
                                   NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

APPROVAL OF 1994 STOCK COMPENSATION PLAN

        The Board of Directors of the company has adopted, subject to shareholder approval, a new 1994 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enhance the ability of the Company to attract and retain qualified personnel. The Board of Directors believes that as a result of the incentive and equity interest created and encouraged by the Plan, participants in the Plan will have an increased stake in the prosperity of the Company and an increased identity of interest with the Company's shareholders, and will be encouraged thereby to exert maximum effort towards the successful operation of the Company.

        The full text of the Plan is set forth in the Appendix to this Proxy Statement. The major provisions of the Plan include the following:

        (i) A maximum of 500,000 common shares are reserved for issuance under the Plan, subject to adjustment in the event of stock dividends, stock splits or similar changes in the outstanding common shares. The number of shares reserved for issuance under the Plan is equal to approximately 4.7% of the number of common shares outstanding as of February 15, 1994.

        (ii) The participants in the Plan (the "Participants") will be selected by the compensation committee from among the officers and other key employees of the Company who are full-time employees of the Company or one of its subsidiaries. In selecting Participants, the compensation committee will take into account the duties of the employee and the present and potential contributions of the employee to the success of the Company. Approximately 90 persons are eligible to become Participants, including the executive officers named in the Summary Compensation Table above. In addition, non-employee directors will be granted options as described in paragraph (ix) below.

        (iii) The Plan will be administered by the compensation committee of the Board of Directors. The compensation committee has complete authority to prescribe rules and regulations for the administration of the Plan. All decisions, interpretations, determinations or actions taken by the compensation committee are final and binding upon the employees of the Company.

        (iv) The Plan will terminate on December 16, 2003, unless sooner terminated by the Board of Directors. Options or performance units outstanding on the date of termination of the Plan will remain in effect until exercised or expired in accordance with their respective terms.

        (v) The maximum number of common shares for which options may be granted to any individual Participant during the term of the Plan is one hundred thousand (100,000).

        (vi) The compensation committee has complete discretion to select Participants to receive options under the Plan, to determine the number of common shares subject to options granted to a Participant under the Plan, the exercise price of such options, all other terms and conditions of such options, and whether such options will be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). The terms of ISOs are subject to certain restrictions described in paragraph
        (vii) below.

        (vii) The exercise price of ISOs may not be less than one hundred percent (100%) of the fair market value of common shares on the date of grant. The aggregate fair market value of the common shares (as of the time of grant) for which ISOs are exercisable by a Participant for the first time during any calendar year under the Plan or any other plan of the Company or its subsidiaries may not exceed One Hundred Thousand Dollars ($100,000.00). An ISO granted under the Plan may not be exercised after termination of the employment of the Participant by the Company or a subsidiary of the Company, except in the event of retirement, disability or death. ISOs may be exercised up to three (3) months after termination of employment by reason of retirement, partial disability or death and up to twelve (12) months after termination of employment by reason of permanent and total disability. ISOs are not transferable during the lifetime of the Participant.

        (viii) No option granted to a Participant under the Plan may be exercised prior to one year from the date it is granted. Options will be exercisable for ten (10) years from the date of grant, or such shorter period as the terms of the option provide.

        (ix) Non-employee directors will be granted options ("Director Options") to purchase one thousand (1,000) common shares upon first being elected to the Board of Directors, and will be granted Director Options to purchase an additional one thousand (1,000) common shares on the date of each subsequent annual meeting of shareholders at which the non-employee director is re-elected,
        commencing with the Annual Meeting.   The exercise price of
        Director Options will be the fair market value of the common shares on the date of grant. Each Director Option expires at the earlier of one year after termination of the director's Board membership or ten years after the date of grant.

        (x) The compensation committee has complete discretion to select Participants to be granted performance units under the Plan. Performance units may be granted either in the form of cash units, in share units which are equal in value to one common share, or a combination of cash units and share units. The compensation committee will establish the performance goals to be attained in respect of performance units, the various percentages of performance unit value to be distributed on attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the compensation committee deems appropriate. The committee will determine whether payment with respect to performance units will be made in the form of cash, common shares, or a combination thereof.

        (xi) The exercise price of options granted under the Plan may be paid in cash, in common shares valued at fair market value on the last trading day preceding the date of exercise, or in a combination of cash and common shares.

        (xii) A Participant may satisfy withholding tax requirements by electing, subject to the approval of the compensation committee, to have the Company withhold common shares having a value equal to the amount required to be held.


FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND OPTIONEES

        Incentive Stock Options. ISOs granted under the Plan will, in general, be subject to the following federal income tax treatment:

        (i) The grant of an ISO will give rise to no federal income tax consequences to either the Company or the Participant.

        (ii) A Participant's exercise of an ISO will result in no federal income tax consequences to the Company.

        (iii) A Participant's exercise of an ISO will not result in ordinary federal taxable income to the Participant, but may result in the imposition of or an increase in alternative minimum tax. If common shares acquired upon exercise of an ISO are not disposed of within the same taxable year of the ISO exercise, the excess of the fair market value of the common shares at the time the ISO is exercised over the option price is included in the Participant's computation of alternative minimum taxable income.

        (iv) If common shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant, or within one year of the date of the option exercise, the Participant will realize ordinary federal taxable income at the time of the disposition to the extent that the fair market value of the common shares at the time of exercise exceeded the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Short-term or long-term capital gain will be realized by the Participant at the time of such a disposition to the extent that the amount of proceeds from the sale exceeds the fair market value at the time of the exercise of the ISO. Short-term or long-term capital loss will be realized by the Participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale. If a disposition is made as described in this section, the Company will be entitled to a federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary federal taxable income realized by the Participant.

        (v) If common shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the Participant will realize long-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the Participant's federal income tax basis in the common shares, usually the option price. In such event, the Company will not be entitled to any federal income tax deduction with respect to the ISO.

        Non-Statutory Options. Options (including Director Options) granted under the Plan which do not qualify as ISOs ("Non-Statutory Options") will, in general, be subject to the following federal income tax treatment:

        (i) The grant of a Non-Statutory Option will give rise to no federal income tax consequences to either the Company or the Participant.

        (ii) The exercise of a Non-Statutory Option will generally result in ordinary federal taxable income to the Participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price. A deduction from federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the Participant, provided the Company deducts and withholds all appropriate federal withholding tax.

        (iii) Upon a subsequent disposition of shares, a Participant will recognize a short-term or long-term capital gain (or loss) equal to the difference between the amount received and the tax basis of the common shares, usually fair market value at the time of exercise.

The federal income tax consequences described in this section are based on laws and regulations in effect on February 15, 1994, and future changes in those laws and regulations may affect the tax consequences described herein. No discussion of state income tax treatment has been included.


MARKET PRICE OF COMMON SHARES

        On March 22, 1994, the last reported sale price for the common shares on the American Stock Exchange was $19.50.


OPTIONS TO BE GRANTED

        It is not possible to determine the amount of options or performance units to be granted under the Plan to any current executive officer, director or employee, or to current executive officers or current directors as a group. No options were granted in 1993 under the Company's 1984 Incentive Stock Option Plan.


VOTE REQUIRED FOR APPROVAL

        The affirmative vote of shareholders holding a majority of the common shares present or represented at the Annual Meeting is required to approve the 1994 Stock Compensation Plan. Abstentions will therefore have the effect of negative votes.

        The Board of Directors recommends a vote FOR approval of the 1994 Stock Compensation Plan. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for approval of the Plan.


                                           APPOINTMENT OF INDEPENDENT AUDITORS


        The Board of Directors of the Corporation has appointed Price Waterhouse as independent auditors to examine the financial statements of the Corporation and its subsidiaries for the current fiscal year ending December 31, 1994. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors feels that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors, in its discretion and without further vote of the shareholders, will select another firm to serve as independent auditors for the current fiscal year.

        Price Waterhouse has served as independent auditors for the Corporation and its subsidiaries continuously since 1955 and is considered by the Board of Directors to be well qualified. The Board of Directors therefore recommends a vote FOR ratification of the appointment of Price Waterhouse, and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment.

        A representative of Price Waterhouse is expected to be present at the shareholder meeting and will have the opportunity to make a statement if he desires to do so. Price Waterhouse has indicated that it presently does not intend to make a statement but that its representative will be available to respond to appropriate questions.


SHAREHOLDER PROPOSALS

        November 28, 1994 is the date by which shareholder proposals intended to be presented at the 1995 annual meeting must be received by the Corporation to be considered for inclusion in the proxy materials relating to that meeting.


OTHER MATTERS

        The Annual Meeting is called for the purposes set forth in the "Notice of Annual Meeting." The Board of Directors has not been informed of any matters other than those stated in the Notice that are to be presented at the meeting. If any other business is brought before the meeting, the persons named in the attached proxy will vote according to their discretion.


BY ORDER OF THE BOARD OF DIRECTORS.


                                         ______________________________
                                 Joseph A. Robinson
                                 Secretary



IMPORTANT:

        Please immediately mark, sign, date and return your Proxy in the enclosed stamped, addressed envelope. If you attend the meeting and if you so desire, you may withdraw your Proxy and vote in person. THANK YOU FOR ACTING PROMPTLY.

                                                                     APPENDIX


                                                 EXCEL INDUSTRIES, INC.

                                              1994 STOCK COMPENSATION PLAN


                                                        ARTICLE I

                                                         GENERAL

        Section 1.1. Purpose. The purpose of the 1994 Stock Compensation Plan (the "Plan") of Excel Industries, Inc. (the "Company") is to enhance the ability of the Company to attract and retain qualified personnel who, as a result of the incentive and equity interest created and encouraged by the Plan, will have an increased stake in the prosperity of the Company and an increased identity of interest with the Company's shareholders, and will be encouraged thereby to exert maximum effort towards the successful operation of the Company.

        Section 1.2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

        (a)     "Board" means the Board of Directors of the Company.

        (b)     "Code" means the Internal Revenue Code of 1986, as amended.

        (c) "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries, and who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

        (d) "Common Shares" means the shares of common stock of the Company or such other securities into which such shares of common stock may be changed pursuant to Section 1.5 hereof.

        (e) "Director Options" means options granted to non-employee directors.

        (f) "Fair Market Value" means, as to any date, the closing price per Common Share on the principal exchange on which the Common Shares are traded at such date(or in the event there are no sales, then the average of the bid and asked prices per Common Share).

        (g) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

        (h) "Non-statutory Options" means a stock option which is not an Incentive Stock Option.

        (i) "Participant" means a person selected by the Committee to participate in the Plan pursuant to Section 1.6 hereof.

        Section 1.3. Administration. The Plan shall be administered by the Committee. Members of the Committee are not eligible to be granted any options or performance units under the Plan, except Director Options. Subject to the foregoing and the other terms and provisions of this Plan, the Committee shall determine the participants in the Plan and the terms and provisions of each option or performance unit granted under the Plan, including the number of shares subject to such options or performance units. The Committee may from time to time prescribe rules and regulations for the administration of the Plan, and shall decide any questions arising with respect to options or performance units granted under the Plan. All decisions, interpretations, determinations or actions taken by the Committee with regard to such questions shall be final and binding upon the employees of the Company. The Committee from time to time, and whenever requested, shall report to the Board on the administration of the Plan and any action taken in connection therewith.

        Section 1.4. Aggregate Number of Common Shares Which May be Issued. The aggregate number of Common Shares which may be issued as a result of the exercise of options granted under the Plan or as a result of attainment of performance goals pursuant to performance units granted under the Plan, is five hundred thousand (500,000). In the event any option expires, terminates or is canceled for any reason prior to exercise, the shares subject to such option shall again become available for issuance under the Plan.

        Section 1.5. Adjustments. If any stock dividend is declared on the Common Shares, or if the Common Shares are subdivided, consolidated, or changed to other securities of the Company, or in the event of any like adjustment or change in the Company's capitalization, then in each such event, Common Shares subject to options or performance units then in effect under the Plan, Common Shares reserved for issuance under the Plan with respect to options or performance units which may thereafter be granted under the Plan shall, if the occurrence of the event would have resulted in a change in the number and/or kind of such shares had they been outstanding, be similarly adjusted in number and/or kind, with the nature and extent of such adjustments to be determined by treating such shares as being outstanding at the time of and immediately prior to the occurrence of the event and the purchase price to be paid for such shares subject to options then in effect shall be appropriately changed to give effect to any such adjustment.

        Section 1.6. Participants. The participants in the Plan shall be selected by the Committee from among the officers and other key employees of the Company who are full-time employees of the Company or one of its subsidiaries (as defined in Section 424(f) of the Code). The Committee shall take into account the duties of the employee, the present and potential contributions of the employee to the success of the Company, and such other factors that the Committee, in its discretion, considers to be reasonable and appropriate in light of the purposes of the Plan.

        Section 1.7. Term of Plan. The Plan shall terminate on the earlier of (a) ten (10) years from the date of adoption of the Plan by the Board or (b) such earlier date as the Board may determine. Options or performance units outstanding at the date of termination of the Plan shall remain in effect until exercised or expired.

        Section 1.8. Restrictions on Transferability of Common Shares. The Committee may impose such restrictions as it may deem advisable on Common Shares acquired on exercise of an option granted under the Plan or on attainment of performance goals pursuant to performance units granted under the Plan. In addition, unless the Common Shares so acquired are registered under the Securities Act of 1933, the transfer of the Common Shares shall be subject to the restrictions on transfer imposed under federal and applicable state securities laws, and certificates representing such Common Shares shall bear a legend to that effect

        Section 1.9. Restriction on Tandem Options. In no event may the exercise of an option (whether an Incentive Stock Option or a Non-statutory Option) granted under the Plan affect the right of a Participant to exercise any other option granted under the Plan.

        Section 1.10. Maximum Number of Common Shares Subject to Options Granted to an Individual Participant. The maximum number of Common Shares for which options may be granted to any individual Participant during the term of the Plan is one hundred thousand (100,000).


                                                       ARTICLE II

                                                 INCENTIVE STOCK OPTIONS

        Section 2.1. Grant of Options. Subject to the provisions of this Plan, the Committee may grant Incentive Stock Options to purchase Common Shares to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion to determine the number of shares subject to Incentive Stock Options granted, and the terms and conditions of such Incentive Stock Options.

        Section 2.2. Option Agreement. Each Incentive Option shall be evidenced by an option agreement that shall state that the option is an Incentive Stock Option, and specify the option price, the terms of the option, the number of Common Shares subject to the option, and such other provisions as the Committee shall determine. The provisions of this Plan shall be expressly incorporated in the terms and provisions of the option agreement. In the event of any inconsistency between the provisions of this Plan and the other provisions of the option agreement, the provisions of this Plan shall govern.

        Section 2.3. Option Price. The option price per Common Share to be paid upon the exercise of any Incentive Stock Option, as determined by the Committee, shall be not less than Fair Market Value at the time the option is granted provided, however, that with respect to Incentive Stock Options granted to any Participant, who at the time of grant owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Participant's employer corporation or its parent or subsidiaries under the attribution rules set forth in Section 424(d) of the Code (a "10% Owner Participant") the option price per Common Share shall be at least one hundred ten percent (110%) of Fair Market Value at the time of grant.

        Section 2.4. Term of Option. Unless the terms of an Incentive Stock Option provide a shorter term, or as hereinafter provided, each Incentive Stock Option shall be exercisable no later than ten (10) years from the date it is granted. Any Incentive Stock Option granted to a 10% Owner Participant shall be exercisable no later than five (5) years from the date it is granted. The Committee, in its sole discretion, will determine the vesting schedule of each Incentive Stock Option granted under this Plan; provided, however, that no Incentive Stock Option may be exercised prior to one year from the date it is granted. Except as otherwise provided herein, no Incentive Stock Option may be exercised unless the Participant is at the time of such exercise in the employ of the Company or of a subsidiary thereof and shall have been continuously so employed since the granting of the Participant's option. Military, sick leave or other bona fide leave of absence not exceeding ninety (90) days (or longer if the Participant's right to re-employment is guaranteed by statute or by contract) shall not be considered an interruption of employment for purposes of the Plan.

        Section 2.5. Limitation on Granting of Options. The Committee shall not grant Incentive Stock Options to a Participant if the aggregate Fair Market Value (determined at the time the option is granted) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all option plans of the Participant's employer corporation and its parent and subsidiary corporations) shall exceed One Hundred Thousand Dollars ($100,000).

        Section 2.6. Termination of Employment. An Incentive Stock Option granted under the Plan may not be exercised after the Participant ceases to be employed by the Company or a subsidiary thereof except as hereinafter provided if such cessation of employment is on account of death, normal retirement, early retirement, or disability. An uninterrupted transfer of employment to or between the Company and/or any parent or subsidiary thereof shall not be considered to be a cessation of employment.

        Section 2.7. Retirement and Partial Disability of Participant. In the event of the normal retirement, early retirement or disability
(other than permanent and total disability within the meaning of Section 22(e)(3) of the Code) of a Participant, an Incentive Stock Option may be exercised for a period of three months after cessation of the employment of the Participant, or the balance of the term of the Incentive Stock Option, whichever is shorter. The Participant may exercise the Incentive Stock Option for the number of Common Shares with respect to which the Incentive Stock Option has become exercisable by its terms and any such additional number of Common Shares subject to the Incentive
Stock Option as the Committee may authorize.

        Section 2.8. Death of Participant. In the event of the death of a Participant while in the employ of the Company or a subsidiary thereof, the Incentive Stock Options theretofore granted to the Participant shall become immediately exercisable, whether or not theretofore exercisable, and shall be exercisable for a period of three months after the date of death or for the balance of the term of the Incentive Stock Option, whichever is shorter, by the executor or administrator of the Participant's estate or by such person or persons as shall have acquired the Participant's rights under the Incentive Stock Option by will or by the laws of descent and distribution.

        Section 2.9. Permanent and Total Disability of Participant. In the event the Participant becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company or a subsidiary thereof, the Incentive Stock Options theretofore granted to the Participant shall become immediately exercisable, whether or not theretofore exercisable, and shall be exercisable for a period of one year after the Participant's cessation of employment or for the balance of the term of the Incentive Stock Option, whichever is shorter.

        Section 2.10. Nonassignability. Each Incentive Stock Option shall by its terms provide that it is not transferable by the Participant other than by will or the laws of descent and distribution and that it is exercisable during the Participant's lifetime, only by the Participant or by the Participant's duly authorized legal representative if the Participant is unable to exercise the Incentive Stock Option as a result of the Participant's disability, but only if, and to the extent, permitted by Section 422 of the Code.


                                                       ARTICLE III
                                                  NON-STATUTORY OPTIONS

        Section 3.1. Grant of Options. Subject to the provisions of this Plan, the Committee may grant Non-statutory Options to purchase Common Shares to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion to determine the number of shares subject to Non-statutory Options granted and the terms and conditions of such Non-statutory Options.

        Section 3.2. Option Agreement. Each Non-statutory Option shall be evidenced by an option agreement that shall state that the Non-statutory Option is not an Incentive Stock Option and shall specify the option price of the Non-statutory Option, the number of Common Shares subject to the Non-statutory Option, and such other provisions as the Committee shall determine. The provisions of this Plan shall be expressly incorporated in the terms and provisions of the option agreement. In the event of any inconsistency between the provisions of this Plan and the other provisions of the option agreement, the provisions of this Plan shall govern.

        Section 3.3. Term of Option. No Non-statutory Option may be exercised prior to one year from the date it is granted. Unless the terms of a Non-statutory Option provide a shorter term, each Non-statutory Option shall be exercisable no later than ten (10) years from the date it is granted.


                                                       ARTICLE IV

                                                    DIRECTOR OPTIONS

        Section 4.1.  Grant and Eligibility.

                (a) Initial Grant. Director Options for the purchase of one thousand (1,000) Common Shares will be granted to each non-employee director upon first being elected to the Board. This grant may be awarded to a non-employee director only once.

                (b) Subsequent Grants. On the date of the Company's annual meeting in each year, commencing with the 1994 annual meeting, Director Options for the purchase of one thousand (1,000) Common Shares shall be granted to each non-employee director re-elected at such meeting.

        Section 4.2. Director Option Agreement. Each Director Option shall be evidenced by a Director Option Agreement that shall specify the option price of the Director Option, the term of the Director Option, the number of Common Shares subject to the Director Option, and such other provisions as the Committee shall determine. The provisions of this Plan shall be expressly incorporated in the terms and provisions of the Director Option Agreement. In the event of any inconsistency between the provisions of this Plan and the other provisions of the Director Option Agreement, the provisions of this Plan shall govern.

        Section 4.3. Tax Status. The Director Options shall not be Incentive Stock Options and the Director Option Agreement shall so state.

        Section 4.4. Option Price. The option price per Common Share to be paid upon exercise of a Director Option shall be Fair Market Value on the date of grant of the Director Option.

        Section 4.5. Term of Option. Each Director Option shall expire one year following the termination of the director's Board membership for any reason, but in no event may any Director Option be exercised after the tenth anniversary of the date of grant.

        Section 4.6. Miscellaneous Provisions. Except as otherwise provided in this Article IV, Director Options shall be governed by the remaining provisions of this Plan applicable to Non-statutory Options.

        Section 4.7.  Amendment of Article IV.  The provisions of this
Article IV may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.


                                                        ARTICLE V

                                                    PERFORMANCE UNITS

        Section 5.1. Performance Units. Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance units may be granted either in the form of cash units, in share units which are equal in value to one Common Share or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be distributed upon attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or Common Shares, or a combination thereof.


                                                       ARTICLE VI

                                             AMENDMENT AND OTHER PROVISIONS

        Section 6.1. Method of Exercise. Exercise of an option granted under the Plan shall be by the execution by the person entitled at the time to exercise the option of a written notice of such exercise and delivery thereof to the Company, which notice shall specify the number of shares being purchased. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the option price of the Common Shares. Payment of the option price with respect to any stock option may be made in cash, in Common Shares valued at the Fair Market Value on the last trading day preceding the date on which the option is exercised or in a combination of cash and Common Shares. Upon receipt of such notice and payment, the Company will promptly issue and deliver its certificate for the number of Common Shares being purchased pursuant to exercise of the option. No person, estate or other entity shall have any of the rights of a shareholder with reference to Common Shares subject to an option until a certificate or certificates for the shares have been delivered.

        Section 6.2. Amendment, Modification and Termination of the Plan. Subject to Section 4.7 hereof and the last sentence of this Section 6.2, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however that the approval of the shareholders of the Company shall be required to amend or modify the Plan to:

        (a)     materially increase the benefits accruing to Participants;

        (b) materially increase the number of Common Shares which may be issued under the Plan; or

        (c) materially modify the requirements as to eligibility for participation in the Plan.

No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of a Participant under any option previously granted under the Plan, without the consent of the Participant.

        Section 6.3. Rights of Employees. Nothing in this Plan limits in any way the right of the Company or its subsidiaries to terminate any Participant's employment at any time, nor confers upon any Participant any right to continue in the employ of the Company or its subsidiaries.
No employee shall have a right to be selected as a Participant.

        Section 6.4. Dissolution, Merger and Consolidation. Upon a dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised options, whether or not theretofore exercisable, during a period of thirty (30) days next preceding the date of such dissolution or liquidation. In the event of a merger or consolidation in which Common Shares may be exchanged for securities of another publicly held entity, each participant shall be offered a firm commitment whereby such entity will tender to the Participant new options in such entity, with terms and conditions, both as to number of shares and otherwise, which, to the extent permitted by applicable law, will substantially preserve to the Participant the rights and benefits of the options outstanding hereunder. With respect to any merger or consolidation in which the Common Shares are exchanged for (a) cash, (b) securities of an entity that is not publicly held, or
(c) a combination of (a) and (b), options then in effect shall become immediately exercisable, whether or not theretofore exercisable, during a period of thirty (30) days next preceding the date of consummation of the merger or consolidation.

        Section 6.5. Tax Withholding. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.
With respect to withholding required upon the exercise of Non-statutory Options, or upon payment in Common Shares with respect to performance units, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole or in part, by having the Company withhold Common Shares having a value equal to the amount required to be withheld. The value of the shares to be withheld is to be based on the Fair Market Value on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

        Section 6.6. Requirements of Law. The granting of options or performance units, and the issuance of Common Shares with respect to an exercise of an option or with respect to a performance unit award, shall be subject to all applicable laws, rules and regulations, including federal and applicable state securities laws, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        Section 6.7. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

PROXY                                             EXCEL INDUSTRIES, INC.


                                 ANNUAL MEETING OF SHAREHOLDERS
                                           May 5, 1994
                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints James J. Lohman and Ralph R. Whitney, Jr., and each of them, proxies with full power of substitution to vote for the undersigned all shares of common stock of Excel Industries, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on May 5, 1994, at 10:00 a.m. (Eastern Standard Time) and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked below upon the matters listed below, and otherwise in their discretion.

The Board of Directors Recommends a vote "FOR all nominees" in
Item 1 and "FOR" Items 2 and 3.

Item 1.         Election of Directors

        Nominees:
                James O. Futterknecht, Jr., John G. Keane, James J. Lohman, Joseph A. Robinson, James K. Sommer and Ralph
                R. Whitney, Jr.

                ( ) FOR all nominees listed above, except authority is withheld to vote for the following nominee or nominees, if any:



                ( ) WITHHOLD AUTHORITY to vote for all nominees listed above.


Item 2.         Approval of the Excel Industries, Inc. 1994 Stock
Compensation Plan

        ( )     FOR            ( )     AGAINST             ( )     ABSTAIN


Item 3. Ratification of Price Waterhouse as independent auditors for the current fiscal year ending December 31, 1994.

        ( )     FOR            ( )     AGAINST              ( )     ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
THE SHAREHOLDER.  IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED
PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES"
IN  ITEM 1 AND "FOR" IN ITEMS 2 AND 3.





Account Number: _______________
                                 Date


Number of Shares: _____________
                                 Signature



                                 Signature



Please date this Proxy and sign exactly as your name or names appear above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.